                                                                    EXHIBIT 10.2


      REVOLVING CREDIT AGREEMENT dated as of July 22, 1997, between ASI SOLUTIONS INCORPORATED, a Delaware corporation with its principal place of business at 780 Third Avenue, New York, New York 10017 (the "Borrower") and FLEET BANK, N.A., a national banking association, with an office at 300 Broad Hollow Road, Melville, New York 11747 (the "Bank").

      The parties hereto hereby agree as follows:

                           SECTION 1.  DEFINITIONS.
                                       -----------

      1.1   Defined Terms.  As used herein the following terms shall
            -------------
have the following meanings:

            "Accounts" shall mean those accounts arising out of the
             --------
sale or lease of goods or the rendition of services by Assessment or Proudfoot.

            "Account Debtor" shall mean the person who is obligated on
             --------------
or under an Account.

            "Affiliate" as applied to any Person, means any other Person
             ---------
directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

            "Aggregate Outstandings" shall mean, at any time, the aggregate
             ----------------------
of (i) the principal amount of outstanding Revolving Credit Loans and (ii) the aggregate of (y) the amount available to be drawn on all outstanding Letters of Credit and (z) the amount of any payments made by the Bank under any Letters of Credit that has not been reimbursed by the Borrower.

            "Agreement" shall mean this Revolving Credit Agreement, as
             ---------
the same from time to time may be amended, supplemented or modified.

            "Assessment" shall mean Assessment Solutions Incorporated,
             ----------
a New York corporation.

            "Assessment Loans" shall mean those Revolving Credit Loans
             ----------------
used by the Borrower to make loans to Assessment, which loans will be used by Assessment for working capital purposes.

            "Borrowing Base" shall mean 75% of Assessment's and
             --------------
Proudfoot's Eligible Accounts Receivable from time to time outstanding.

            "Borrowing Base Certificate" shall mean a certificate
             --------------------------
substantially in the form of Exhibit B hereto.

            "Business Day" shall mean a day other than a Saturday,
             ------------
Sunday or other day on which commercial banks in New York City are required or permitted by law to remain closed.

            "Cleanup Laws" shall mean any Federal, state or local
             ------------
statute or regulation relating to hazardous or toxic wastes or substances or the removal thereof.

            "Collateral Requirement" shall mean, with respect to Permitted
             ----------------------
Acquisition Loans, cash or other collateral acceptable to the Bank having a collateral value in the judgment of the Bank in accordance with the Bank's policies sufficient to cover any shortfall between the Aggregate Outstandings and the Borrowing Base.

            "Commitment" shall mean the obligation of the Bank to
             ----------
make Revolving Credit Loans to, and to issue Letters of Credit at the request of and for the account of the Borrower during the Commitment Period pursuant to the terms hereof as such Commitment is described in Section 2.1 hereof and is subject to reduction in accordance with the terms hereof.

            "Commitment Period" shall mean the period from and including
             -----------------
the date hereof to and including the Termination Date or such earlier date as the Commitment shall terminate as provided herein.

            "Contractual Obligations" shall mean as to any Person, any
             -----------------------
provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

            "Controlled" and "Control" shall mean any partnership,
             ------------------------
corporation or other entity of which the Borrower, alone, or the Borrower and/or one or more of its Subsidiaries, either has the power to direct the management thereof or the power to direct at least a majority of the voting interests.

            "Default" shall mean any of the events specified in Section
             -------
8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

            "Dollars" or "$" shall mean dollars in lawful currency of
             -------      -
the United States of America.

            "Eligible Accounts Receivable" shall mean those Accounts which
             ----------------------------
(i) are due and payable within thirty (30) days from the original date of invoice, and which do not remain unpaid for more than ninety (90) days from the original date of invoice, and (ii) have been validly assigned to the Bank and comply with all of the terms, conditions, warranties and representations made to the Bank under this Agreement and the other Loan Documents; but Eligible Accounts Receivable shall not include the following: (a) Accounts with respect to which the Account Debtor is an officer, director, employee, or agent of the Borrower, a Guarantor or an Affiliate;
(b) Accounts with respect to which goods are placed on consignment, guaranteed sale, bill-and-hold, repurchase or return, or other terms by reason of which the payment of the Account Debtor may be conditional; (c) Accounts arising from invoices for deposits, and rebills of amounts previously credited to the extent of credits issued more than fifteen (15) days prior to such rebill; (d)
Accounts with respect to which the Account Debtor is not domiciled in the United States of America unless such Account is fully secured by an irrevocable letter of credit acceptable to the Bank and assigned to the Bank; (e) Accounts with respect to which the sale is on an installment sale, lease or other extended payment basis; (f) Accounts with respect to which the Account Debtor is a Federal, state, local or foreign governmental authority unless such governmental authority is the United States of America or any department, agency or instrumentality of the United States, and Assessment or Proudfoot, as the case may be, complies with the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 203 et seq.); (g) all Accounts owing by any Account Debtor if seventy-five (75%) percent or more of the Accounts due from such Account Debtor are deemed not to be Eligible Accounts hereunder;
(h) Accounts with respect to which the Account Debtor is a Subsidiary of, Affiliate of, or has common officers or directors with the Borrower or a Guarantor; (i) Accounts with respect to which the Bank does not for any reason have a perfected first priority Lien; (j) Accounts with respect to which Assessment or Proudfoot, as the case may be, is liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Assessment or Proudfoot, as the case may be, to the extent of Assessment's or Proudfoot's existing or potential liability to such Account Debtor;
(k) Accounts with respect to which the Account Debtor has disputed any liability, or the Account Debtor has made any claim with respect to any other Account due to Assessment or Proudfoot or the Account is otherwise subject to any right of setoff, deduction, breach of warranty or other defense, dispute or counterclaim by the Account Debtor; (l) that portion of any Accounts representing late fees, service charges or interest but only to the extent of such portion; (m) Accounts of an Account Debtor where the Account Debtor is located in New Jersey or Minnesota unless Assessment or Proudfoot, as the case may be, (1) with respect to such state, has received a Certificate of Authority to do business and is in good standing in such state, or (2) has filed a Notice of Business

Activities Report with the New Jersey Division of Taxation or the Minnesota Department of Revenue, as applicable, for the then current year; (n) Accounts owed by any Account Debtor which is insolvent or is the subject of an insolvency proceeding; (o) that portion of any Accounts represented by contract rights, documents, instruments, chattel paper or general intangibles; and (p) any and all Accounts of an Account Debtor whose creditworthiness is not satisfactory to the Bank in its sole and reasonable credit judgment based on information available to the Bank. References to percentages of all Accounts are based on dollar amount of Accounts, and not number of Accounts.

            "Environmental Laws" shall mean any Federal, state or local
             ------------------
statute or regulation relating to hazardous or toxic wastes or substances or the removal thereof.

            "ERISA" shall mean the Employee Retirement Income Security
             -----
Act of 1974, as amended from time to time.

            "Event of Default" shall mean any of the events specified in
             ----------------
Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "GAAP" shall mean generally accepted accounting
             ----
principles applied in a manner consistent with that employed in the preparation of the financial statements described in Section 3.1.

            "Governmental Authority" shall mean any nation or government,
             ----------------------
any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

            "Guarantees" shall mean the guarantees to be executed by the
             ----------
Guarantors on the Bank's standard form.

            "Guarantors" shall mean Assessment, Proudfoot, C3 Solutions
             ----------
Incorporated and each entity required to guarantee pursuant to
Section 5.9 hereof.

            "Indebtedness" shall mean, with respect to any Person, (a)
             ------------
all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond such period as is commercially reasonable for such Person's business, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all payment obligations of such Person with respect to interest rate or currency protection agreements, (f) all obligations of such Person as an account party under any letter of credit or in respect of bankers acceptances, (g) all obligations of any third party secured by property or assets of such Person (regardless of whether or not such Person is liable for repayment of such obligations), (h) all guarantees of such Person and (i) the redemption price of all redeemable preferred stock of such Person, but only to the extent that such stock is redeemable at the option of the holder or requires sinking fund or similar payments at any time prior to the Termination Date.

            "Letter of Credit" or "Letters of Credit" shall mean stand-by
             ----------------      -----------------
letters of credit issued by the Bank pursuant to Section 2.4 hereof for the account of Assessment and the existing stand-by letters of credit previously issued by the Bank and listed on Schedule I hereto.

            "Lien" shall mean any mortgage, pledge, security interest,
             ----
hypothecation, assignment, deposit arrangement, encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

            "Loan Documents" shall mean this Agreement and each
             --------------
document, agreement and instrument executed in connection herewith or pursuant hereto together with each document, agreement and instrument made by the Borrower or any Guarantor with or in favor of or owing to the Bank.

            "Obligations" shall have the meaning set forth in Section
             -----------
9.1.

            "Permitted Acquisition" shall mean an acquisition by the
             ---------------------
Borrower by merger, consolidation or by purchase of a voting majority of the stock of another Person or the purchase of all or substantially all of the assets of another Person (or of a division or other operating component of another Person) (an "Acquisition") which, except as otherwise provided below, shall be subject to the Bank's approval in all respects. The Bank's prior approval of an Acquisition shall not be required for an Acquisition of a business directly related to the business conducted by the Borrower on the date hereof provided that prior to and after giving effect to such Acquisition, the Borrower is in compliance with all provisions of this Agreement including, without limitation, Section 6 and Section

7.1 hereof. No more than two Acquisitions shall be permitted in any one fiscal year of the Borrower.

            "Permitted Acquisition Loan Sublimit" shall mean $5,000,000.
             -----------------------------------

            "Permitted Acquisition Loans" shall mean those Revolving
             ---------------------------
Credit Loans used to finance Permitted Acquisitions.

            "Person" shall mean any individual, corporation,
             ------
partnership, joint venture, trust, unincorporated organization or any juridical entity, or a government or state or any agency or political subdivision thereof.

            "Plan" shall mean any plan described in Section 4021(a) of
             ----
ERISA in respect of which the Borrower is an "employer" as defined in Section 3(5) of ERISA.

            "Post Default Rate" shall mean at any time a rate of interest
             -----------------
equal to four percent (4%) per annum in excess of the rate that would then be applicable to the Revolving Credit Loans.

            "Prime Rate" shall mean the variable per annum rate of
             ----------
interest so designated from time to time by the Bank as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

            "Proudfoot" shall mean Proudfoot Reports Incorporated, a New
             ---------
York corporation.

            "Proudfoot Loan Sublimit" shall mean $500,000.00.
             -----------------------

            "Proudfoot Loans" shall mean those Revolving Credit Loans
             ---------------
used by the Borrower to make loans to Proudfoot, which loans will be used by Proudfoot for working capital purposes.

            "Real Property" shall mean any real property owned or leased
             -------------
by the Borrower or any of its Subsidiaries or any Guarantor or any of its Subsidiaries.

            "Reportable Event" shall mean any of the events set forth in
             ----------------
Section 4043(b) of ERISA or the regulations thereunder.

            "Requirements of Law" shall mean as to any Person, the
             -------------------
certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Revolving Credit Loan" shall mean a Loan made pursuant to
             ---------------------
Section 2.1 hereof.

            "Revolving Credit Note" shall mean the Note referred to in
             ---------------------
Section 2.2 hereof.

            "Security Agreement" shall mean, collectively, the Security
             ------------------
Agreements referred to in Section 9.2 hereof on the Bank's standard form.

            "Specified Person" shall mean either the Borrower or any of
             ----------------
its Subsidiaries or any Guarantor or any of its Subsidiaries.

            "Subsidiary" or "Subsidiaries" of any Person shall mean any
             ----------      ------------
corporation or corporations of which the Person alone, or the Person and/or one or more of its Subsidiaries, owns, directly or indirectly, at least a majority of the securities having ordinary voting power for the election of directors.

            "Tangible Net Worth" shall mean the sum of capital surplus,
             ------------------
earned surplus and capital stock minus deferred charges, intangibles and treasury stock, all determined in accordance with GAAP.

            "Termination Date" shall mean September 30, 1999 or, if such
             ----------------
date is not a Business Day, the Business Day next succeeding such date.

      1.2   Accounting Terms.  As used herein and in any certificate or
            ----------------
other document made or delivered pursuant hereto, accounting terms not specifically defined herein shall have the respective meanings given to them under GAAP.


                  SECTION 2.  AMOUNT AND TERMS OF COMMITMENT.
                              ------------------------------

      2.1   Commitment.  Subject to the terms and conditions hereof,
            ----------
the Bank agrees to make revolving credit loans to the Borrower (the "Revolving Credit Loans") and to issue Letters of Credit, for the account of Assessment from time to time during the Commitment
Period provided that the Aggregate Outstandings shall not exceed the lesser of (i) $10,000,000 or (ii) (y) if no Permitted Acquisition Loans are outstanding, the Borrowing Base or (z) if Permitted Acquisition Loans are outstanding, the sum of Borrowing Base and the Collateral Requirement (but only to the extent of and not in excess of the amount of the Permitted Acquisition Loans).
The Commitment will be subject to the following sublimits: (i) Proudfoot Loans shall not exceed the Proudfoot Loan Sublimit at any one time outstanding; (ii) Letters of Credit shall not exceed $1,260,000 in aggregate stated amount; and (iii) Permitted

Acquisition Loans shall not exceed $4,000,000 with respect to any one Permitted Acquisition and shall not exceed the Permitted Acquisition Loan Sublimit in the aggregate in any one fiscal year of the Borrower. During the Commitment Period the Borrower may use the Commitment for obtaining Revolving Credit Loans by borrowing, paying, prepaying in whole or in part and reborrowing on a revolving basis, all in accordance with the terms and conditions hereof.

      2.2   Revolving Credit Note.  The Revolving Credit Loans made by the
            ---------------------
Bank to the Borrower pursuant to Section 2.1 hereof shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit A hereto with appropriate insertions (the
"Revolving Credit Note"), payable to the order of the Bank and representing the obligation of the Borrower to pay the lesser of
(a) the amount of the Commitment or, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the Borrower, with interest thereon as hereinafter prescribed. The Revolving Credit Note shall (i) be dated the date of this Agreement, (ii) be stated to mature on the Termination Date and
(iii) bear interest with respect to the unpaid principal balance thereof from time to time outstanding at a rate per annum equal to the Prime Rate (which interest rate will change when and as the Prime Rate changes). Interest shall be computed on the basis of a 360-day year for actual days elapsed and shall be payable on the first day of each month commencing with the first such date following the date of the making of a Revolving Credit Loan and on the Termination Date. After any stated or accelerated maturity, the Revolving Credit Note shall bear interest at the rate set forth in Section 2.9(b) hereof.

      2.3   Procedure for Borrowing.  The Borrower may borrow under the
            -----------------------
Commitment during the Commitment Period on any Business Day by giving the Bank irrevocable notice of a request for a Revolving
Credit Loan hereunder not less than one nor more than five Business Days before a proposed borrowing, setting forth (i) the amount of the Loan request, which shall not be less than $100,000, (ii) the requested borrowing date, (iii) whether a Proudfoot Loan, an Assessment Loan or a Permitted Acquisition Loan and (iv) if a
Permitted Acquisition, evidence of compliance with the Collateral Requirement if the Aggregate Outstandings would be in excess of the Borrowing Base after giving effect to such Permitted Acquisition
Loan. Such notice shall be written (including, without limitation, via facsimile transmission) and shall be sufficient if received by 1:00 p.m. on the date on which such notice is to be given. If any such request is sent by facsimile it shall be confirmed in writing sent by the Borrower to the Bank within two Business Days thereafter. Unless notification is otherwise furnished by the Borrower to the Bank (in a manner consistent with the requirements of this Section 2.3), Revolving Credit Loans will be made by credits to the Borrower's demand deposit account maintained with the Bank.

      2.4   Standby Letters of Credit.
            -------------------------

            (a) Subject to the limitations of Section 2.1 hereof and as herein provided, the Borrower may from time to time during the Commitment Period, upon one day's notice, request the issuance by the Bank of Letters of Credit for the account of Assessment.

                  (i)    Letter of Credit Fees.  The Borrower agrees to pay
                         ---------------------
for the issuance of each Letter of Credit (A) the Bank's customary charge on the issuance of each Letter of Credit, (B) a fee equal to 1.5% of the amount drawn thereunder (provided, however, that such fee shall be not less than $250.00) and payable at the time of such drawing, and (C) any other standard fees and commissions routinely charged in connection therewith.

                  (ii)   Reimbursement.  In the event the Bank makes
                         -------------
payment to the beneficiary of any Letter of Credit in accordance with the terms thereof, the Borrower agrees to reimburse the Bank therefor on the same day such payment is made, all as more fully set forth in, and subject to the terms and conditions of, any applicable Letter of Credit Application and Agreement and/or Continuing Agreement for the Issuance of Standby Letters of Credit, each of which agreements is fully incorporated herein by reference thereto.

      2.5   Commitment Fee.  As additional compensation for the
            --------------
Commitment on the revolving basis provided for herein, the Borrower agrees to pay the Bank a commitment fee for the Commitment Period at the rate of 1/4 of 1% per annum on the average daily unused portion of the Commitment hereunder. Such commitment fee shall be payable quarterly, on the last day of each March, June, September and December during the Commitment Period, commencing September 30, 1997, and on the Termination Date. If the Borrower so fails to pay any such amount to the Bank the obligations to make such payment shall bear interest from such date not paid when due at the Post Default Rate. The obligation to so pay interest shall not be construed so as to waive the requirement to pay the commitment fees as hereinabove set forth.

      2.6   Regulatory Changes in Capital Requirements.  If any existing or
            ------------------------------------------
future law, regulation or guideline or the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, imposes, modifies, deems applicable or results in the application of, any capital maintenance, capital ratio or similar requirement against loan commitments made by the Bank (or participations therein) or the Bank in anticipation of the effectiveness of any capital maintenance, capital ratio or similar requirement takes reasonable action to enable itself to comply therewith, and the result thereof is to impose upon the Bank or increase any capital requirement applicable as a result of the making or maintenance of the Commitment or participations therein
(which imposition of or increase in capital requirements may be determined by the Bank's reasonable allocation of the aggregate of such capital impositions or increases) then, upon demand by the Bank, the Borrower shall immediately pay to the Bank from time to time as specified by the Bank additional commitment fees which shall be sufficient to compensate the Bank for such impositions of or increases in capital requirements, together with interest on each such amount from the date demanded until payment in full thereof at the Post Default Rate. A certificate setting forth in reasonable detail the amounts necessary to compensate the Bank as a result of any imposition of or increase in capital requirements submitted by the Bank to the Borrower shall be conclusive, absent manifest error or bad faith, as to the amount thereof. For purposes of this Section 2.6, (a) in calculating the amount necessary to compensate the Bank for any imposition of or increase in capital requirements, the Bank shall be deemed to be entitled to a rate of return on capital (after Federal, state and local taxes) of fifteen percent (15%) per annum, and (b) all references to the "Bank" shall be deemed to include any participant in the Commitment.

      2.7   Termination or Reduction of Commitment.  The Borrower shall have
            --------------------------------------
the right, upon not less than three Business Days' irrevocable written notice, to terminate the Commitment or, from time to time, to reduce the amount of the Commitment, provided that (a) any such reduction (i) shall be in the minimum amount of $100,000 or a multiple thereof, (ii) shall reduce permanently the amount of the Commitment then in effect, and (iii) shall be accompanied by prepayment of the Revolving Credit Loans outstanding to the extent, if any, that the Loans then outstanding exceed the amount of the Commitment as then reduced, together with accrued interest on the amount so prepaid to and including the dates of each such prepayment and payment of any unpaid commitment fee then accrued hereunder, and (b) any such termination of the Commitment shall be accompanied by prepayment in full of the Revolving Credit Loans and all obligations in respect of Letters of Credit outstanding and together with accrued interest thereon to and including the date of prepayment and the payment of any unpaid commitment fee then accrued hereunder.

      2.8   Prepayment.
            ----------

            (a) Voluntary. The Borrower may prepay any Revolving Credit Loan in whole or in part without premium or penalty;
provided, however, that each partial prepayment on account of any Revolving Credit Loan shall be in an amount not less than $100,000.

Any amount prepaid on account of a Revolving Credit Loan may be reborrowed in accordance with the provisions of Section 2.1 hereof.

            (b)   Mandatory.  If, at any time, the Aggregate
                  ---------
Outstandings exceed the Borrowing Base (except to the extent of Permitted Acquisition Loans provided the sum of the Borrowing Base and the Collateral Requirement to the extent of the amount of the Permitted Acquisition Loans is met), within five Business Days of the first day there exists such excess the Borrower shall make payment to the Bank in an amount equal to such excess. Such payment shall be applied to reduce the aggregate unpaid principal balance of Revolving Credit Loans then outstanding. Each prepayment shall be made together with payment of accrued interest on the amount prepaid to and including the date of prepayment.

      2.9   Payments.
            --------

            (a) All payments (including prepayments) to be made by the Borrower on account of principal or interest with respect to any Revolving Credit Loan or on account of fees or any other obligations of the Borrower to the Bank hereunder shall be made to the Bank at the office of the Bank set forth in Section 10.1 hereof or at such other place as the Bank may from time to time designate in writing in lawful money of the United States of America in immediately available funds. The Borrower hereby authorizes and directs the Bank to charge any account of the Borrower maintained at any office of the Bank for any such payments. If any payment to be so made hereunder, or under the Revolving Credit Note, becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, to the extent permitted by applicable law, interest thereon shall be payable at the then applicable rate during such extension.

            (b) If all or a portion of the principal or interest of any Revolving Credit Loan shall not be paid when due (whether at the stated or any accelerated maturity of such Revolving Credit
Loan) or if any fee or other amount due hereunder shall not be paid when due, all Revolving Credit Loans, and such interest, fee or amount due hereunder, to the extent permitted by applicable law, shall bear interest (payable on demand, and in any event on the last day of each month, and computed daily on the basis of a 360-day year for actual days elapsed). In no event, however, shall interest payable hereunder be in excess of the maximum rate of interest permitted under applicable law. The obligation to so pay interest upon any reimbursement obligation of the Borrower to the Bank shall not be construed so as to waive the requirement for reimbursement on the same date that payment is made by the Bank as set forth in this Agreement.

            (c) The Borrower hereby expressly authorizes the Bank to record on the schedule attached to the Revolving Credit Note the amount and date of each Revolving Credit Loan, the rate of interest thereon, the date and amount of each payment of principal and the unpaid principal balance; provided, however, that the failure of the Bank to make any such notation shall not in any manner affect the obligation of the Borrower to repay any Loan in accordance with the terms hereof. All such notations shall be presumed to be correct.

      2.10  Use of Proceeds.  The proceeds of Revolving Credit Loans
            ---------------
shall be used by the Borrower to finance working capital of its Subsidiaries, Assessment, to the extent of $10,000,000 and Proudfoot, to the extent of the Proudfoot Loan Sublimit and to finance Permitted Acquisitions to the extent of the Permitted
Acquisition Loan Sublimit.


                  SECTION 3.  REPRESENTATIONS AND WARRANTIES
                              ------------------------------

      In order to induce the Bank to enter into this Agreement and to make the financial accommodations herein provided for, the Borrower hereby covenants, represents and warrants to the Bank that:

      3.1   Financial Condition.  The consolidated and consolidating
            -------------------
balance sheets of the Borrower and its Subsidiaries as at 3/31/97, and the related consolidated and consolidating statements of income, retained earnings and cash flows for the fiscal year ended on such date, certified by Coopers & Lybrand, copies of which certified statements have heretofore been furnished to the Bank, are complete and correct and present fairly the financial condition of the Borrower and its Subsidiaries as at such date, for the fiscal year then ended. Such certified financial statements, including schedules and notes thereto, have been prepared in accordance with GAAP. Neither the Borrower nor any of its Subsidiaries has any material contingent obligations, contingent liabilities or liabilities for taxes, long-term leases or unusual forward or long-term commitments, which are not reflected in the foregoing certified statements or in the notes thereto. Since the date of the aforementioned financial statements, there has been no material adverse change in the business, operations, assets or financial or other condition of the Borrower or any of its Subsidiaries.

      3.2   Corporate Existence; Compliance with the Law.  The Borrower, each
            --------------------------------------------
Guarantor and each of their Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority and the legal right to own and operate its property, and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or operation of property or the conduct of its business require such qualification, and (d) is in compliance with all Requirements of Law in all material respects.

      3.3   Corporate Power; Authorization; Enforceable Obligations.  The
            -------------------------------------------------------
Borrower has the corporate power and authority and the legal right to make, execute, deliver and perform its obligations under this Agreement, its Security Agreement and the Revolving Credit Note, and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement, its Security Agreement and the Revolving Credit Note and to authorize the execution, delivery and performance of this Agreement, its Security Agreement and the Revolving Credit Note. No consent or authorization of, filing with, or other act by or in respect of any other Person (including stockholders and creditors of the Borrower) or any Governmental Authority, is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, its Security
Agreement or the Revolving Credit Note.  This Agreement, its
Security Agreement and the Revolving Credit Note will be duly executed and delivered on behalf of the Borrower and this Agreement, its Security Agreement and the Revolving Credit Note, when executed and delivered, will each constitute a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

      3.4   Power, Authorization, Enforceable Obligations of Guarantors.  Each
            -----------------------------------------------------------
Guarantor has the power and authority and the legal right to make, deliver and perform its Guarantee and Security Agreement and the transactions contemplated thereby and has taken all necessary corporate action to authorize the execution, delivery and performance of its Guarantee and Security Agreement. No consent or authorization of, filing with, or other act by or in respect of any other Person (including stockholders and creditors of the Guarantors) or any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of such Guarantee or Security Agreement. Each
Guarantee and each Security Agreement has been duly executed and delivered by the respective parties thereto, and each such document constitutes a legal, valid and binding obligation of the respective
Guarantor enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally.

      3.5   No Legal Bar.  The execution, delivery and performance of
            ------------
this Agreement, the Security Agreement and the Revolving Credit
Note and the borrowings hereunder and the use of the proceeds thereof by the Borrower and the execution, delivery and performance of the Guarantees and the Security Agreements by the Guarantors, will not violate any Requirement of Law or any Contractual
Obligation of the Borrower or any Guarantor, and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law or Contractual Obligation except those in favor of the Bank provided herein.

      3.6   No Material Litigation.  No litigation, investigation or
            ----------------------
proceeding of or before any arbitrator or Governmental Authority is pending by or against any Specified Person or against any of their properties or revenues (a) with respect to this Agreement, the Security Agreements, the Revolving Credit Note, or the Guarantee or any of the transactions contemplated hereby or thereby, or (b) which is likely to have a material adverse effect on the business, operations, property or financial or other condition of the Borrower, any Guarantor or any of the respective Subsidiaries.

      3.7   No Default.  No Specified Person is in default under or
            ----------
with respect to any Contractual Obligation in any respect which could be materially adverse to the business, operations, property or financial or other condition of the Borrower, any Guarantor or any of their respective subsidiaries, or which could materially and adversely affect the ability of (i) the Borrower to perform its obligations under this Agreement, its Security Agreement or the Note or (ii) any Guarantor to perform its obligations under its Guarantee or Security Agreement. No Default or Event of Default has occurred and is continuing.

      3.8   No Burdensome Restrictions.  No Contractual Obligation of any
            --------------------------
Specified Person and no Requirement of Law materially adversely affects, or insofar as the Borrower may reasonably foresee may so affect, the business, operations, property or financial or other condition of any such Specified Person.

      3.9   Taxes.  The Borrower and the Guarantors have filed or
            -----
caused to be filed all tax returns which to the knowledge of the Borrower are required to be filed, and have paid all taxes shown to be due and payable on said returns or on any assessments made against them or any of their property.

      3.10  Federal Regulations.  The Borrower is not engaged nor will it
            -------------------
engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Revolving Credit Loans hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors.

      3.11  Environmental Matters.
            ---------------------

            (a) To the best of the Borrower's knowledge, none of the Real Property contains or has previously contained, any hazardous or toxic waste or substances or underground storage tanks.

            (b) To the best of the Borrower's knowledge, the Real Property is in compliance with all applicable Federal, state and local environmental standards and requirements affecting such Real Property, and there are no environmental conditions which could interfere with the continued use of the Real Property.

            (c) Neither the Borrower nor any of its Subsidiaries nor any Guarantor has received any notices of violations or advisory action by regulatory agencies regarding environmental control matters or permit compliance.

            (d) To the best of the Borrower's knowledge, hazardous waste has not been transferred from any of the Real Property to any other locations which is not in compliance with all applicable environmental laws, regulations or permit requirements.

            (e) To the best of the Borrower's knowledge, with respect to the Real Property, there are no proceedings, governmental administrative actions or judicial proceedings pending or contemplated under any Federal, state or local law regulating the discharge of hazardous or toxic materials or substances into the environment, to which the Borrower or any of its Subsidiaries is named as a party.


                       SECTION 4.  CONDITIONS PRECEDENT.
                                   --------------------

      4.1   Conditions of Initial Extension of Credit.  The obligation of the
            -----------------------------------------
Bank to make the initial extension of credit to the Borrower hereunder is subject to the satisfaction of the following conditions precedent:

            (a)   Revolving Credit Note.  The Bank shall have received the
                  ---------------------
Revolving Credit Note and the Letter of Credit Application and
Agreement conforming to the requirements hereof and duly executed by the Borrower.

            (b)   Guarantees.  The Bank shall have received the
                  ----------
Guarantees duly executed by the Guarantors.

            (c)   Security Agreements.  The Bank shall have received the
                  -------------------
Security Agreements from the Borrower and the Guarantors, together with UCC-1 financing statements or UCC-3 amendments executed by each such entity in all appropriate jurisdictions in favor of the Bank.

            (d)   Borrowing Base Certificate.  The Bank shall have received
                  --------------------------
and satisfactorily reviewed a Borrowing Base Certificate.

            (e)   Legal Opinion.  The Bank shall have received a
                  -------------
favorable opinion of counsel to the Borrower and Guarantors covering such matters incident to the transactions contemplated by this Agreement as the Bank shall reasonably require.

            (f)   Certified Copies and Other Documents.  The Bank shall have
                  ------------------------------------
received such certificates and other documents relating to the Borrower and the Guarantors with respect to the matters herein contemplated as the Bank may reasonably request, including but not limited to:

                  (i)    With respect to the Borrower and each
Guarantor, its certificate of incorporation certified by the Secretary of State of the Borrower's and each Guarantor's state of incorporation;

                  (ii)   With respect to the Borrower and each
Guarantor, certificates of good standing from the Secretary of State of the Borrower's and each Guarantor's state of incorporation and from each jurisdiction in which the Borrower and each Guarantor does business;

                  (iii) An Officers' Certificate of the Borrower dated the date of this Agreement certifying, (w) true and correct copies of the by-laws and any amendments thereto of the Borrower as in effect on the date of adoption of the resolutions referred to in
(x) of this subsection (iii), (x) true and correct copies of resolutions adopted by the board of directors of the Borrower (1) authorizing the Revolving Credit Loans from the Bank hereunder and the execution, delivery and performance by the Borrower of this Agreement and any other Loan Document executed in connection herewith and the granting of the security interest as contemplated by the Borrower's Security Agreement, (2) approving forms in substantially execution form of this Agreement and the other Loan Documents, and (3) authorizing officers of the Borrower to execute and deliver this Agreement and the other Loan Documents and any related documents, (y) the incumbency and specimen signatures of the officers of the Borrower executing any documents delivered to the Bank by the Borrower in connection with the Revolving Credit Loans, and (z) the truth of the representations and warranties contained in Section 3 hereof;

                  (iv) An Officers' Certificate of each Guarantor dated the date of this Agreement certifying (v) true and correct copies of the by-laws and any amendments thereto of such Guarantor as in effect on the date of adoption of the resolutions referred to in (v) of this subsection (iv), (w) true and correct copies of the resolutions adopted by the board of directors of such Guarantor (1) authorizing the execution, delivery and performance by such Guarantor of its Guarantee and Security Agreement and the granting of the security interest as contemplated by such Guarantor's
Security Agreement, (2) approving forms in substantially execution form of the Guarantee and the Security Agreement and (3) authorizing officers of such Guarantor to execute and deliver its Guarantee and Security Agreement and any related documents, (x) true and correct copies of the consents of shareholders authorizing such Guarantor's Guarantee and Security Agreement (y) the incumbency and specimen signatures of the officers of the Guarantor executing its Guarantee and Security Agreement and (z) the truth of the representations and warranties contained in Section 3 hereof.

            (g)   Additional Matters.  All other documents and legal
                  ------------------
matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Bank and its counsel.

      4.2   Conditions to All Loans.  The obligation of the Bank to make
            -----------------------
any Revolving Credit Loan or to issue any Letter of Credit
(including the initial Loan and Letter of Credit) to be made by it hereunder is subject to the satisfaction of the following conditions precedent:

            (a)   Representations and Warranties.  The representations and
                  ------------------------------
warranties made by the Borrower herein or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith, shall be correct on and as of the borrowing date for such extension of credit as if made on and as of such date.

            (b)   No Default or Event of Default.  No Default or Event of
                  ------------------------------
Default shall have occurred and be continuing on the date an extension of credit is to be made or after giving effect to the extension of credit to be made on such date.

            (c)   Compliance with Borrowing Base.  After taking into account
                  ------------------------------
the Revolving Credit Loan or extension of credit to be made, all outstanding extensions of credit together with the requested extension of credit shall not exceed the Borrowing Base (except to the extent of Permitted Acquisition Loans).

      Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of each such borrowing that the conditions in clauses (a), (b) and (c) of this Section have been satisfied.

                  SECTION 5.  AFFIRMATIVE COVENANTS.
                              ---------------------

      The Borrower hereby agrees that, so long as the Commitment remains in effect, the Revolving Credit Note or any Letter of Credit remains or remain outstanding and unpaid, or any amount is owing to the Bank hereunder, the Borrower will and will cause each Specified Person as applicable to:

      5.1   Corporate Existence and Qualification.  Take the necessary steps
            -------------------------------------
to preserve its corporate existence and its right to conduct business in all states in which the nature of its business requires qualification to do business.

      5.2   Financial Information and Compliance Certificates.
            -------------------------------------------------

            (a) Keep its books of account in accordance with good accounting practices and furnish to the Bank within 120 days after the last day of each fiscal year, the 10-K of the Borrower and its Subsidiaries and the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at such last day of the fiscal year and related consolidated and consolidating statements of income, retained earnings and cash flows for such fiscal year each prepared in accordance with GAAP consistently applied and certified by Coopers & Lybrand or another firm of independent certified public accountants satisfactory to the Bank; and within 60 days after the close of each of the first three quarters of each fiscal year, the 10-Q of the Borrower and its Subsidiaries and the consolidated balance sheets of the Borrower and its Subsidiaries, and related consolidated statements of income and retained earnings and cash flows of the Borrower and its Subsidiaries as of the last day of and for such quarter and for the period of the fiscal year ended as of the close of the particular quarter, all such quarterly statements to be in reasonable detail, and certified by the chief financial or accounting officer of the Borrower as having been prepared in accordance with GAAP (subject to year-end adjustments). The Borrower will also, with reasonable promptness, furnish such other data as may be reasonably requested by the Bank and will at all times and from time to time permit the Bank by or through any of its officers, agents, employees, attorneys or accountants to inspect and make extracts from such Borrower's books and records.

            (b) At the same time as it delivers the financial statements called for by Section 5.2(a), deliver a certificate of the chief financial officer of the Borrower evidencing a computation of compliance with the provisions of Section 6 hereof and stating that in each case except as disclosed in such certificate, the person making such certificate has no knowledge of any Default or Event of Default. Together with their delivery of annual certified financial statements, the Borrower's certified public accountant shall also deliver such a certificate, which shall be addressed to the Borrower and the Bank.

            (c) Deliver to the Bank for Assessment and Proudfoot, an accounts receivable agings accompanied by a Borrowing Base
Certificate indicating a computation of the Borrowing Base monthly (not later than 15 days after the last day of each month) covering the period ending the last day of the immediately preceding month.

            (d) Deliver to the Bank within 15 days after the end of each month for any month in which Permitted Acquisition Loans are outstanding, a certificate in form and detail satisfactory to the Bank evidencing compliance with the Collateral Requirement.

            (e) Within 10 days of the chief financial officer of the Borrower obtaining knowledge of any Default, if such Default is then continuing, the Borrower shall furnish to the Bank a certificate of the chief financial officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto.

      5.3   Insurance.  Maintain insurance with responsible and
            ---------
reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates and naming the Bank as an additional insured and loss payee thereon as its interest may appear.

      5.4   Preservation of Properties; Compliance with Law.  Maintain and
            -----------------------------------------------
preserve all of its properties which are used or which are useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and comply with all Requirements of Law.

      5.5   Taxes.  Duly pay and discharge all taxes or other claims
            -----
which might become a lien upon any of its property except to the extent that any thereof are being in good faith appropriately contested with adequate reserves provided therefor.

      5.6   Maintain Operating Accounts.  Maintain all of its primary
            ---------------------------
operating accounts with the Bank.

      5.7   Notice of Litigation.  Promptly notify the Bank in writing of
            --------------------
any litigation, legal proceeding or dispute affecting the Borrower or any Subsidiary which is likely to have a material adverse effect on the financial condition, properties or operations of the Borrower or such Subsidiary, whether or not fully covered by insurance, and regardless of the subject matter thereof (excluding, however, any actions relating to workers' compensation claims or negligence claims relating to use of motor vehicles, if fully covered by insurance, subject to deductibles).

      5.8   Indemnity (Environmental Matters).  Indemnify the Bank against
            ---------------------------------
any liability, loss, cost, damage, or expense (including, without limitation, reasonable attorneys' fees) arising from (i) the imposition or recording of a lien by any local, state, or Federal government or governmental agency or authority pursuant to any Cleanup Laws; (ii) claims of any private parties regarding violations of Cleanup Laws; and (iii) costs and expenses
(including, without limitation, reasonable attorneys' fees and fees incidental to the securing of repayment of such costs and expenses) incurred by any Specified Person or the Bank with any statute, regulation or order issued pursuant to any Cleanup Laws by any local, state or Federal government or governmental agency or authority.

      5.9   New Subsidiaries.  Cause any Subsidiary formed after the date
            ----------------
of this Agreement to execute and deliver to the Bank a Guarantee and Security Agreement and obtain or cause to be obtained resolutions authorizing same and shareholder consents thereto.


                        SECTION 6.  FINANCIAL COVENANTS
                                    -------------------

      The Borrower hereby agrees that, so long as the commitment remains in effect, the Revolving Credit Note or any Letter of Credit remains or remain outstanding and unpaid, or any other amount is owing to the Bank hereunder, the Borrower and its Subsidiaries on a consolidated basis will:

      6.1   Current Ratio.  Maintain at all times a ratio of
            -------------
consolidated current assets to consolidated current liabilities in a proportion not less than 1.5 to 1.0 (consolidated current assets and consolidated current liabilities to be determined in accordance with GAAP).

      6.2   Tangible Net Worth.  Maintain at all times Tangible Net Worth
            ------------------
of not less than $1.00.

      6.3   Net Worth.  Maintain at all times net worth of not less
            ---------
than $13,000,000.

      6.4   Debt to Worth Ratio.  Maintain at all times a ratio of total
            -------------------
consolidated liabilities to consolidated net worth less officer loans receivable of not more than 1.7 to 1.0.

      6.5   Minimum Working Capital.  Maintain at all times an excess of
            -----------------------
consolidated current assets over consolidated current liabilities in an amount not less than $3,000,000.

      6.6   Interest Coverage Ratio.  Maintain at all times a ratio of
            -----------------------
consolidated earnings before interest and taxes to consolidated interest expense of at least 5.0 to 1.0.

      6.7   Minimum Cash Flow Coverage Ratio.  Maintain as at the last day
            --------------------------------
of each fiscal year, a ratio of earnings before interest, taxes, depreciation and amortization for such fiscal year to interest expense plus the current portion of long term debt of at least 1.5 to 1.0 ("long term debt" means indebtedness for borrowed money which by its terms matures more than 12 months after the date incurred or if maturing sooner, the maturity thereof may be extended at the option of the debtor beyond such 12 month period).

      6.8   No Loss.  Realize for each fiscal year a net profit after
            -------
taxes of at least $1.00.




                        SECTION 7.  NEGATIVE COVENANTS.
                                    ------------------
      The Borrower hereby agrees that, so long as the Commitment remains in effect, the Revolving Credit Note or any Letter of Credit remains or remain outstanding and unpaid, or any other amount is owing to the Bank hereunder it will not, nor will it permit any of its Subsidiaries or any Guarantor or any of its Subsidiaries to, without the Bank's prior written consent:

      7.1   Indebtedness for Borrowed Money.  Incur, or permit to exist,
            -------------------------------
any Indebtedness for borrowed money except (i) Indebtedness incurred pursuant to borrowings hereunder and under any other loans made by the Bank in its discretion to the Borrower or any Subsidiary, (ii) Indebtedness existing on the date hereof and reflected in the financial statements referred to in Section 3.1 hereof, (iii) purchase money Indebtedness securing liens permitted by Section 7.4(iv) or other Indebtedness securing liens permitted by Section 7.4(v) hereof and (iv) Indebtedness not otherwise permitted under this Section 7.1 in an aggregate principal amount not exceeding $200,000 at any one time outstanding.

      7.2   Mergers, Acquisitions and Sales of Assets.  Enter into any merger or
            -----------------------------------------
consolidation or liquidate, windup or dissolve itself or sell, transfer or lease or otherwise dispose of all or any substantial part of its assets (other than sales of inventory and obsolescent equipment in the ordinary course of business) or acquire by purchase or otherwise the business or assets of, or stock of, another business entity except (i) any Subsidiary may merge into or consolidate with any other Subsidiary which is wholly-owned by the Borrower and any Subsidiary which is wholly-owned by the Borrower may merge with or consolidate into the Borrower provided that the

Borrower is the surviving corporation and (ii) Permitted
Acquisitions.

      7.3   Loans; Investments.  Lend or advance money, credit or
            ------------------
property to or invest in (by capital contribution, loan, purchase or otherwise) any firm, corporation, or other Person except (i) certificates of deposit of any banking institution with combined capital and surplus of at least $200,000,000, (ii) accounts receivable arising out of sales of inventory in the ordinary course of business, (iii) Permitted Acquisitions, (iv) Assessment Loans,
(v) Proudfoot Loans, (vi) direct obligations of the United States or any agency thereof with maturities of six months or less from the date of acquisition, (vii) commercial paper of a domestic issuer rated at least "A-2" by Standard & Poor's Corporation of "P-2" by Moody's Investors Service, Inc. and (viii) repurchase agreements collateralized by obligations of the type specified in
(vi) above.

      7.4   Liens.  Create, assume or permit to exist, any Lien on any
            -----
of its property or assets now owned or hereafter acquired except
(i) Liens in favor of the Bank, (ii) other Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially impair the use thereof in the operation of its business, (iii)
Liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with GAAP, (iv) purchase - money liens or security interests on any property hereafter acquired or the assumption of any lien or security interest on property existing at the time of such acquisition or a lien or security interest incurred in connection with any conditional sale or other title retention agreement or a finance lease provided that any property subject to any of the foregoing is acquired by the Borrower or any Guarantor in the ordinary course of their respective businesses and the lien or security interest on any such property is created contemporaneously with such acquisition and each such lien or security interest shall attach only to the property so acquired and (v) Liens existing on the date hereof and reflected on Schedule II attached hereto.

      7.5   Contingent Liabilities.  Assume, endorse, be or become liable
            ----------------------
for or guarantee the obligations of any Person excluding, however, the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

      7.6   Dividends.  Declare or pay any dividends on its capital
            ---------
stock (other than dividends payable solely in shares of its own common stock), or purchase, redeem, retire or otherwise acquire any of its capital stock at any time outstanding, except (i) any Subsidiary wholly owned by the Borrower may declare and pay dividends to the Borrower and (ii) the Borrower may declare or pay dividends or redeem stock provided that prior to and after giving effect to such declaration or payment of dividends or redemption, the Borrower is in compliance with all covenants contained in this Agreement including, without limitation, the covenants contained in
Section 6 hereof.

      7.7   Sales of Receivables; Sale - Leasebacks.  Sell, discount or
            ---------------------------------------
otherwise dispose of notes, accounts receivable or other obligations owing to the Borrower, with or without recourse, except for the purpose of collection in the ordinary course of business;
or sell any asset pursuant to an arrangement to thereafter lease such asset from the purchaser thereof.

      7.8   Nature of Business.  Materially alter the nature of its
            ------------------
business.

      7.9   Stock of Subsidiaries.  Sell or otherwise dispose of any
            ---------------------
Subsidiary (except in connection with a merger or consolidation of a Subsidiary into the Borrower or another Subsidiary) or permit a Subsidiary to issue any additional shares of its capital stock except pro rata to its stockholders.

      7.10  ERISA.  (i) Terminate any Plan so as to result in any
            -----
material liability to the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (the "PBGC"), (ii) engage in or permit any person to engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1954, as amended) involving any Plan which would subject a Borrower to any material tax, penalty or other liability, (iii) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any Plan, or (iv) allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability to the PBGC by reason of termination of any Plan.

      7.11  Accounting Changes.  Make, or permit any Subsidiary to make
            ------------------
any change in their accounting treatment or financial reporting practices except as required or permitted by GAAP in effect from time to time.

      7.12  Transactions with Affiliates.  Except as otherwise specifically
            ----------------------------
set forth in this Agreement, directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or enter into any other transaction, with any Affiliate except in the ordinary course of business and at prices and on terms not less favorable to it than those which would have been obtained in an arm's-length transaction with a non-affiliated third party.

                        SECTION 8.  EVENTS OF DEFAULT.
                                    -----------------

      Upon the occurrence and during the continuance of any of the following events (each an Event of Default):

            (a) The Borrower shall fail to pay any interest on or principal of the Revolving Credit Note when due or shall fail to pay any other amount payable hereunder including, without limitation, amounts necessary to reimburse the Bank for a draw under a Letter of Credit on the maturity thereof or as otherwise required pursuant to Section 2; or the Borrower or any Guarantor shall default under any other Loan Document; or

            (b) Any representation or warranty made or deemed made by the Borrower herein or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been false in any material respect on or as of the date made or deemed made; or

            (c) The Borrower shall default in the observance or performance of any covenant or provision contained in Section 6 or 7 hereof; or

            (d) The Borrower shall default in the observance or performance of any other provision contained in this Agreement and such default shall continue unremedied for a period of 10 days after written notice thereof is given to the Borrower by the Bank; or

            (e) Any Specified Person shall (i) default in any payment of any indebtedness for borrowed money which indebtedness exceeds $50,000.00 (other than the Revolving Credit Note) beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, in each case the effect of which default or other event or condition is to cause or permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause such indebtedness to become due prior to its stated maturity; or

            (f) (i) Any Specified Person shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or any Specified Person shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Specified Person any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Specified Person any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall have not been vacated, discharged, or stayed or bonded pending appeal within 20 days from the entry thereof; or (iv) any Specified Person shall take any action in furtherance of, or indicate its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) of this Section 8(f); or (v) any Specified Person shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (g) (i) any Specified Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Bank, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for 10 days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for 10 days after commencement thereof, as the case may be, (iv) any Plan shall terminate for purposes of Title IV of ERISA, and in each case in clauses (i) through (iv) above, such event or condition could subject the Borrower to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations or property of the Borrower; or

            (h) the rendition by any court of a final judgment in excess of $100,000 against any Specified Person which shall not be satisfactorily stayed, discharged, vacated or set aside within 60 days of the making thereof; or the attachment of any property of any Specified Person which has not been released or provided for to the reasonable satisfaction of the Bank within 60 days after the making therefor; or

            (i) any Guarantee of any Guarantor shall cease to be in full force and effect;

then, in any such event, any or all of the following actions may be taken: (i) the Bank may, at its option, declare the Commitment to be terminated forthwith, whereupon the Commitment and all obligations to the Bank to make Revolving Credit Loans and issue Letters of Credit shall immediately terminate; (ii) the Bank may, at its option, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Revolving Credit Note and all reimbursement obligations with respect to Letters of Credit to be due and payable and the same, and all interest accrued thereon, shall forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, anything contained herein or in any instrument evidencing the Revolving Credit Loans and/or Letters of Credit to the contrary notwithstanding.

                        SECTION 9.  COLLATERAL SECURITY
                                    -------------------

      9.1   General Loan and Collateral Agreement.  As collateral security
            -------------------------------------
for the payment of any and all sums owing under the Loan Documents, in connection with the Letters of Credit and all other obligations, direct or contingent, joint, several or independent, of the Borrower now or hereafter existing due or to become due to, or held or to be held by the Bank, whether created directly or acquired by assignment or otherwise including, without limitation, any arising under this Agreement (all of such obligations being hereinafter collectively called the "Obligations"), the Borrower hereby grants to the Bank a lien on and security interest in any and all deposits or other sums at any time credited by or due from the Bank to the Borrower, whether in regular or special depository accounts or otherwise, and any and all monies, securities and other property of the Borrower, and the proceeds thereof, now or hereafter held or received by or in transit to the Bank from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any such deposits, sums, monies, securities and other property, may at any time after the occurrence of any Event of Default be set-off, appropriated and applied by the Bank against any of the Obligations whether or not such Obligations are then due or are secured by any collateral, or, if they are so secured, whether or not such collateral held by the Bank is considered to be adequate.

      9.2   Additional Collateral Security.  In addition to the collateral
            ------------------------------
described in Section 9.1 hereof, payment of the Obligations is also secured by a first priority security interest in all personal property of the Borrower and the Guarantors whether now owned or hereafter acquired subject only to those liens listed on Schedule
II annexed hereto, as provided in a Security Agreement executed or to be executed and delivered by the Borrower and the Guarantors to the Bank.


                          SECTION 10.  MISCELLANEOUS.
                                       -------------

      10.1  Notices.  All notices, requests and demands to or upon the
            -------
respective parties hereto to be effective shall be in writing unless otherwise expressly provided herein and shall be deemed to have been duly given or made when delivered by hand, or by telegram or telecopy, or when deposited in the mail addressed as follows, or to such address as may be hereafter notified in writing by the respective parties hereto and any future holders of the Revolving Credit Note:

            The Borrower:           ASI Solutions Incorporated
                                    780 Third Avenue
                                    New York, New York 10017
                                    Attn:  Mr. Michael Mele
                                           Vice President

            With a copy to:         Koerner Silberberg & Weiner
                                    112 Madison Avenue
                                    New York, New York  10016
                                    Attn:  Bennett I. Weiner, Esq.

            The Bank:               Fleet Bank, N.A.
                                    300 Broad Hollow Road
                                    Melville, New York 11747
                                    Attn:  Ms. Shari Delouya
                                            Vice President

      10.2  No Waiver; Cumulative Remedies.  No failure to exercise and no
            ------------------------------
delay in exercising, on the part of the Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right.

      10.3  Survival of Representations and Warranties.  All representations and
            ------------------------------------------
warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Revolving Credit Note.

      10.4  Payment of Expenses; Examination.
            --------------------------------

            (a) The Borrower agrees to pay or reimburse the Bank for all its costs and expenses incurred in connection with (a) the enforcement or preservation of any rights under this Agreement or the Revolving Credit Note or any other instrument or agreement entered into in connection herewith or therewith including, without limitation, the reasonable fees and disbursements of attorneys for the Bank, and (b) any claim or action threatened, made or brought against the Bank arising out of or relating to any extent to this Agreement, the Security Agreements, the Revolving Credit Note or
Loan Documents or any instrument or agreement entered into in connection with the transactions contemplated hereby or thereby if the Bank prevails in any such action or proceeding or the Borrower makes payment to the Bank on account of any sums demanded by it prior to the disposition of any such action or proceeding or in settlement thereof.

            (b) The Borrower agrees that at any time and from time to time the Bank may conduct, at the Borrower's expense, an examination of the Borrower's books and records. The obligations set forth in this Section 10.4 shall be in addition to any other obligations or liabilities of the Borrower to the Bank hereunder or at common law or otherwise. The provisions of this Section 10.4 shall survive the payment of the Revolving Credit Note and the termination of this Agreement.

      10.5  WAIVER OF JURY TRIAL, SET-OFF AND COUNTERCLAIM.  THE
            ----------------------------------------------
BORROWER AND THE BANK IN ANY LITIGATION (WHETHER OR NOT ARISING OUT OF OR RELATING TO THIS AGREEMENT) IN WHICH THEY SHALL BE ADVERSE PARTIES WAIVE THE RIGHT OF TRIAL BY JURY AND THE BORROWER WAIVES THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OF ANY KIND OR DESCRIPTION IN ANY SUCH LITIGATION.

      10.6  WAIVER OF AUTOMATIC STAY.  THE BORROWER AGREES THAT, IN THE
            ------------------------
EVENT THAT THE BORROWER, ANY GUARANTOR OR ANY OF THE PERSONS OR PARTIES CONSTITUTING THE BORROWER OR A GUARANTOR SHALL (i) FILE WITH ANY BANKRUPTCY COURT OF COMPETENT JURISDICTION OR BE THE SUBJECT OF ANY PETITION UNDER TITLE 11 OF THE U.S. CODE, AS AMENDED ("BANKRUPTCY CODE"), (ii) BE THE SUBJECT OF ANY ORDER FOR RELIEF ISSUED UNDER THE BANKRUPTCY CODE, (iii) FILE OR BE THE SUBJECT OF ANY PETITION SEEKING ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY, OR OTHER RELIEF FOR DEBTORS, (iv) HAVE SOUGHT OR CONSENT TO OR ACQUIESCED IN THE APPOINTMENT OF ANY TRUSTEE, RECEIVER, CONSERVATOR, OR LIQUIDATOR, OR (v) BE THE SUBJECT OF ANY ORDER, JUDGMENT, OR DECREE ENTERED BY ANY COURT OF COMPETENT JURISDICTION APPROVING A PETITION FILED AGAINST SUCH PARTY FOR ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY, OR RELIEF TO DEBTORS, THE BANK SHALL THEREUPON BE ENTITLED AND THE BORROWER IRREVOCABLY CONSENTS TO IMMEDIATE AND UNCONDITIONAL RELIEF FROM ANY AUTOMATIC STAY IMPOSED BY SECTION 362 OF THE BANKRUPTCY CODE, OR OTHERWISE, ON OR AGAINST THE

EXERCISE OF THE RIGHTS AND REMEDIES OTHERWISE AVAILABLE TO THE BANK AS PROVIDED FOR HEREIN, IN ANY NOTE, OTHER LOAN DOCUMENTS DELIVERED IN CONNECTION HEREWITH AND AS OTHERWISE PROVIDED BY LAW, AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT TO OBJECT TO SUCH RELIEF AND WILL NOT CONTEST ANY MOTION BY THE BANK SEEKING RELIEF FROM THE AUTOMATIC STAY AND THE BORROWER WILL COOPERATE WITH THE BANK, IN ANY MANNER REQUESTED BY THE BANK, IN ITS EFFORTS TO OBTAIN RELIEF FROM ANY SUCH STAY OR OTHER PROHIBITION.

      10.7  Modification and Waiver.  No modification or waiver of, or
            -----------------------
with respect to any provision of this Agreement or any document or instrument delivered in connection therewith shall be effective unless and until it shall be in writing and signed by the Bank and the Borrower, and then such modification or waiver shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances.

      10.8  Successor and Assigns.  This Agreement shall be binding upon
            ---------------------
and inure to the benefit of the Borrower, the Bank, all future holders of the Note and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of the Bank. The term "Bank" as used herein shall be deemed to include the Bank and its successors, endorsees and assigns.

      10.9  Governing Law; Consent to Jurisdiction.  This Agreement, the Notes
            --------------------------------------
and any documents and instruments delivered in connection herewith and therewith and the rights and duties of the parties hereunder and thereunder shall be governed by, and construed and interpreted in accordance with, the law of the State of New York and the Borrower consents to the jurisdiction of the courts of the State of New York in any action brought to enforce any rights of the Bank under this Agreement and any document or instrument related hereto.

      10.10 Entire Agreement.  This Agreement and any other agreements,
            ----------------
documents and instruments executed and delivered pursuant to or in connection with the Obligations contain the entire agreement between the parties relating to the subject matter hereof and thereof. The Borrower expressly acknowledges that the Bank has not made and the Borrower is not relying on any oral representations, agreements or commitments of the Bank or any officer, employee, agent or representative thereof.

      10.11 Interest Adjustment.  Notwithstanding anything to the contrary
            -------------------
contained in this Agreement or the Revolving Credit Note, the rate of interest payable on the Revolving Credit Note shall never exceed the maximum rate of interest permitted under applicable law. If at any time the rate of interest otherwise prescribed herein shall exceed such maximum rate, and such prescribed rate is thereafter below such maximum rate, the prescribed rate shall be increased to the maximum rate for such period of time as is required so that the total amount of interest received by the Bank is that which would have been received by the Bank except for the operation of the first sentence of this Section 10.11.

      10.12 Counterparts.  This Agreement may be signed in any number
            ------------
of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed and delivered by their proper and duly authorized officer as of the day and year first above written.

                                          ASI SOLUTIONS INCORPORATED

                                          By: /s/ Eli Salig
                                             -----------------------
                                             Eli Salig
                                             President

                                          FLEET BANK, N.A.

                                          By: /s/ Gary K. Anderson
                                             -----------------------
                                             Gary K. Anderson
                                             Senior Vice President

STATE OF NEW YORK    )
                     :ss.:
COUNTY OF NEW YORK   )

            On the 22nd day of July, 1997, before me personally came Eli Salig, to me known, who, being by me duly sworn, did depose and say that he resides at 145 West 67th Street, New York, New York 10023; that he is the President of ASI SOLUTIONS INCORPORATED, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.

                                          /s/ Bennett I. Weiner
                                          __________________________
                                          Notary Public

                                                (STAMP)

STATE OF NEW YORK )
                  :ss.:
COUNTY OF NASSAU  )

            On the 23rd day of July, 1997, before me personally came Gary K. Anderson, to me known, who, being by me duly sworn, did depose and say that he resides at c/o 300 Broad Hollow Road, Melville, New York 11747; that he is a Senior Vice President of FLEET BANK, N.A., the banking institution described in and which executed the foregoing document and that he signed his name thereto by authority of such banking institution.

                                          /s/ Theresa Mady-Grove
                                          ____________________________
                                          Notary Public

                                                (STAMP)

                                  SCHEDULE I
                                  ----------
                              (Letters of Credit)
Letter of Credit # LS 1047384 in the stated amount of $508,500 expiring 7/31/97 in favor of 780 Third Avenue Associates.

                                  SCHEDULE II
                                  -----------
           Liens on Property Held by Proudfoot Reports Incorporated

Lien File Number: 215779
Secured Party:    Eaton Financial Corporation
Secured Assets:   Leased Telephone equipment, furniture
File Date:        October 15, 1992
State/County:     New York State

Lien File Number: 022691
Secured Party:    Cheshire County Savings Bank
Secured Assets:   Leased Computer equipment
File Date:        February 1, 1993
State/County:     New York State

Lien File Number: 049851
Secured Party:    Wellington Leasing Ltd.
Secured Assets:   Leased Computer Equipment
File Date:        March 8, 1993
State/County:     New York State

Lien File Number: 164496
Secured Party:    European American Bank
Secured Assets:   Leased Computer equipment
File Date:        August 14, 1995
State/County:     New York State

Lien File Number: 9218411
Secured Party:    Eaton Financial Corp.
Secured Assets:   Leased Telephone equipment, Furniture
File Date:        December 18, 1992
State/County:     Nassau County

Lien File Number: 936913
Secured Party:    Cheshire County Savings Bank
Secured Assets:   Leased Computer Equipment
File Date:        April 26, 1993
State/County:     Nassau County

Lien File Number: 938584
Secured Party:    Wellington Leasing Ltd.
Secured Assets:   Leased Computer Equipment
File Date:        May 12,1993
State/County:     Nassau County

           Liens on Property Held by Assessment Systems Incorporated (Name has been Changed to Assessment Solutions Incorporated)
         ------------------------------------------------------------

Lien File Number: 192158
Secured Party:    Siemens Credit Corporation
Secured Assets:   Leased Computer equipment, furniture
File Date:        September 27, 1996
State/County:     New York State

Lien File Number: 96PN49539
Secured Party:    Fleet Capital Corporation
Secured Assets:   Specific Equipment
File Date:        November 13, 1996
State/County:     New York County

Lien File Number: 96PN13823
Secured Party:    Fleet Capital Corporation (by partial assignment from Fleet
                  Bank, N.A.)
Secured Assets:   Specific Equipment
Date:             November 13, 1996
State/County:     New York County

Lien File Number: 9622261057
Secured Party:    European American Bank
Secured Assets:   Leased Computer equipment, furniture
File Date:        August 6, 1996
State/County:     California

Lien File Number: 236236
Secured Party:    Fleet Capital Credit Corporation (by partial assignment from
                  Fleet Bank, N.A.)
Secured Assets:   Specific Equipment
File Date:        November 10, 1993
State/County:     New York State

Lien File Number: 054853
Secured Party:    Fleet Capital Credit Corporation (by partial assignment from
                  Fleet Bank, N.A.)
Secured Assets:   Specific Equipment
File Date:        March 18, 1996
State/County:     New York State

Lien File Number: 215771
Secured Party:    Fleet Capital Credit Corporation
Secured Assets:   Specific Equipment
File Date:        October 31, 1996
State/County:     New York State

                                   EXHIBIT A
                                   ---------
                         FORM OF REVOLVING CREDIT NOTE
                         -----------------------------
                             REVOLVING CREDIT NOTE
                             ---------------------

$10,000,000                   Melville, New York               _________, 1997

      ASI SOLUTIONS INCORPORATED, a Delaware corporation (the "Borrower"), for value received, hereby promises to pay to the order of FLEET BANK, N.A. (the "Bank") on September 30, 1999, at the office of the Bank specified in Section
10.1 of the Loan Agreement dated as of , between the Borrower and the Bank, as amended from time to time (as so amended the "Agreement"; terms defined in the Agreement shall have their defined meanings when used in this Note), in lawful money of the United States of America and in immediately available funds the principal amount of TEN MILLION AND 00/100 ($10,000,000.00) DOLLARS or, if less than such principal amount, the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to Section 2.1 of the Agreement. The Borrower further promises to pay interest at said office in like money on the unpaid principal balance of this Note from time to time outstanding at an annual rate as selected by the Borrower pursuant to the terms of Section 2 of the Agreement. Interest shall be computed on the basis of a 360-day year for actual days elapsed and shall be payable as provided in the Agreement. All Loans made by the Bank pursuant to subsection 2.1 of the Agreement and payments of the principal thereon may be endorsed by the holder of this Note on the schedule annexed hereto, to which the holder may add additional pages. The aggregate net unpaid amount of Loans set forth in such schedule shall be presumed to be the principal balance hereof. After the stated or any accelerated maturity hereof, this Note shall bear interest at a rate as set forth in the Agreement, payable on demand, but in no event in excess of the maximum rate of interest permitted under applicable law.

      This Note is the Revolving Credit Note referred to in the Agreement, and is entitled to the benefits thereof and may be prepaid, and is required to be prepaid, in whole or in part (subject to the indemnity provided in the Agreement) as provided therein. This Note is secured by the collateral described in each Security Agreement.

      Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note may be declared to be immediately due and payable as provided in the Agreement.

      This Note shall be construed in accordance with and governed by the laws of the State of New York.

                                          ASI SOLUTIONS INCORPORATED

                                          By:
                                             -----------------------
                                             Name/Title



















                                  Exhibit A-1

                  SCHEDULE OF LOANS AND PAYMENT OF PRINCIPAL
          TO REVOLVING CREDIT NOTE DATED AS OF               , 1997
                                              ---------------
                          ASI SOLUTIONS INCORPORATED
                                      TO
                               FLEET BANK, N.A.




         Amount and             Last Day       Balance
         Type        Interest   of Interest    Principal   Remaining    Notation
Date     of Loan     Rate       Period         Paid        Unpaid       Made By























                                  Exhibit A-2

                                   EXHIBIT B
                                   ---------
                      FORM OF BORROWING BASE CERTIFICATE
                      ----------------------------------

                                                      ____________, 1997

To: Fleet Bank, N.A. (the "Bank") under a certain Loan Agreement dated , 1997 (the "Loan Agreement"), by and between the Bank and ASI Solutions Incorporated (the "Borrower").

      Terms used in this certificate shall have the same meaning as ascribed thereto in the Loan Agreement.

      The undersigned officers of the Borrower certify that the information
      furnished herein as of              , 19   as to Eligible Accounts
                            --------------
      Receivable of Assessment and Proudfoot is true and correct and that as of the date hereof no Event of Default, or event which after notice or lapse of time or both would be an Event of Default exists under the Loan Agreement.

                       If no Permitted Acquisition Loans


I.           Computation of Borrowing Base

             A.    Eligible Accounts Receivable               $________
             B.    75% of Line A                              $________

II.          A.    Aggregate principal balance of
                   Proudfoot Loans outstanding (not
                   to exceed $500,000)                        $________
             B.    Aggregate principal amount of
                   Assessment Loans outstanding               $________
             C.    Aggregate stated amount of
                   Letters of Credit (not to exceed
                   $1,260,000)                                $________
             D.    Aggregate Outstandings (except
                   Permitted Acquisition Loans)
                   (Line A + Line B + Line C)                 $________

III.         Commitment Available or Amount Due

             A.    If line I(B) is greater than
                   II(D), Commitment Available
                   (up to $10,000,000)                        $________
             B.    If line II(D) is greater than
                   I(B), Amount Due                           $________





                                  Exhibit B-1

                        If Permitted Acquisition Loans
                        ------------------------------

I.           Computation of Borrowing Base

             A.    Eligible Accounts Receivable               $________
             B.    75% of Line A                              $________

II.          A.    Aggregate principal balance of
                   Proudfoot Loans outstanding (not
                   to exceed $500,000)                        $________
             B.    Aggregate principal amount of
                   Assessment Loans outstanding               $________
             C.    Aggregate principal balance of
                   Letters of Credit (not to exceed
                   $1,260,000)                                $________
             D.    Aggregate Outstandings (except
                   Permitted Acquisition Loans)
                   (Line A + Line B + Line C)                 $________

III.         A.    Aggregate Permitted Acquisition
                      Loans                                   $________
             B.    Collateral Requirement for Line
                      III(A) (not to exceed line III(A))      $________
             C.    Line III(A) - Line III(B)                  $___________

IV.          Commitment Available or Amount Due

             A.    If Line I(B) is greater than II
                      (D), Commitment Available (up to
                   $10,000,000)                               $___________
             B.    If Line II(D) is greater than
                   I(B), Amount Due + Line III(C)             $___________


                                          ASI SOLUTIONS INCORPORATED

                                          By:
                                             ---------------------
                                             Name:
                                             Title:




                                  Exhibit B-2